Exhibit 99.1

M & F WORLDWIDE CORP. GRANTED EARLY TERMINATION OF HSR
WAITING PERIOD FOR ACQUISITION OF JOHN H. HARLAND COMPANY

NEW YORK, NY AND ATLANTA, GA — April 4, 2007 — On April 4, 2007, M & F Worldwide Corp. (NYSE: MFW) and John H. Harland Company (NYSE: JH)  announced that the Department of Justice today granted early termination of the waiting period applicable to the merger of the companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The two companies had previously announced on December 20, 2006 that they had entered into a definitive merger agreement for M & F Worldwide to acquire Harland for $52.75 per share in cash.  Upon the completion of the transaction Harland will become a wholly-owned subsidiary of M&F Worldwide.

The transaction was approved by Harland’s shareholders on March 28, 2007. The parties now expect the transaction to close during the second quarter of 2007.

About M & F Worldwide Corp.

M & F Worldwide has two business lines, which are operated by Mafco Worldwide and Clarke American Corp.  Mafco Worldwide’s business is the production of licorice products for sale to the tobacco, food, pharmaceutical and confectionery industries. Clarke American’s business provides direct marketing services, customer contact solutions, and checks and check-related products and services.

About Harland

Harland is a leading provider of printed products and software and related services sold to the financial institution market, including banks, credit unions, thrifts, brokerage houses and financial software companies. Harland’s printed products operations are conducted through Harland Printed Products which includes checks operations, direct marketing and analytical services businesses and Harland’s computer checks and forms businesses. Its software operations are conducted through Harland Financial Solutions which includes core processing, retail and lending solutions as well as maintenance services to financial and other institutions. Harland’s Scantron division is a leading provider of data collection and testing and assessment products sold primarily to the educational, financial institution and commercial markets.

Note with respect to M & F Worldwide:

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  M & F Worldwide’s actual results may differ materially from those discussed in such forward-looking statements.  In addition to factors described in M & F Worldwide’s Securities and Exchange Commission filings and others (including in the risk factors set forth in the Annual Report on Form 10-K of M & F Worldwide filed with the Securities and

Exchange Commission on March 9, 2007), the following factors could cause M & F Worldwide’s actual results to differ materially from those expressed in any forward-looking statements made by M & F Worldwide: (a) economic, climatic or political conditions in countries in which Mafco Worldwide sources licorice root; (b) economic, regulatory or political conditions that have an impact on the worldwide tobacco industry or on the consumption of tobacco products in which licorice products are used; (c) the failure of third parties to make full and timely payment to M & F Worldwide for environmental, asbestos, tax and other matters for which M & F Worldwide is entitled to indemnification; (d) the maturity of the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods and other factors; (e) consolidation among financial institutions and other adverse changes among the large clients on which Clarke American and Harland depend, resulting in decreased revenues; (f) lower than expected cash flow from operations; (g) significant increases in interest rates; (h) unfavorable foreign currency fluctuations; (i) M & F Worldwide’s substantial indebtedness; (j) the inability to consummate the transaction described above, and the related financings, on terms favorable to M & F Worldwide or at all; and (k) the inability to realize the synergies referred to above.  M & F Worldwide assumes no responsibility to update the forward-looking statements contained in this release.

Note with respect to Harland:

This press release contains statements, which may constitute “forward-looking statements.” These statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based.  Specifically, the statement that the parties expect the transaction to close during the second quarter of 2007 is a forward-looking statement. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Reference is made to the Risk Factors and Cautionary Statements in Harland’s Form 10-K filed under the Securities Exchange Act.

Contacts:

For M & F Worldwide Corp.: Christine Taylor 212-572-5988

For Harland: John Pensec 770-593-5443